Exhibit 21

List of Subsidiaries

Q.E.P. Co., Inc., a Delaware corporation, owns 100% of the issued and outstanding shares of stock/units of the following entities:

1.	Roberts Consolidated Industries Inc., a Delaware corporation, which owns 100% of the issued and outstanding shares of stock units of the following entities:

(i)	Roberts Japan KK (Inactive)
(ii)	Roberts Company Canada Limited, a Canadian corporation
(iii)	Roberts Holding International Inc., a Delaware corporation
(iv)	Roberts Capitol, Inc., a Florida corporation

2.	Q.E.P.-O’Tool, Inc., a California corporation

3.	Boiardi Products Corporation, an Ohio corporation

4.	Marion Tool Corporation (Inactive), an Indiana corporation, which owns 100% of the issued and outstanding shares of stock of the following entity:

(i)	Westpoint Foundry, Inc. (Inactive), an Indiana corporation

5.	Q.E.P. Stone Holdings Inc., a Florida corporation

6.	Q.E.P. Zocalis Holding L.L.C., a Delaware limited liability company, which owns 100% of the issued and outstanding shares of stock/units of the following entities

(i)	Q.E.P. Zocalis Srl, an Argentinean entity

7.	Q.E.P. Chile Limitada, a Chilean entity.

8.	Q.E.P. AUST. PTY. LIMITED, an Australian entity, which owns 100% of the issued and outstanding shares of stock/units of the following entities:

(i)	Q.E.P. CO. AUST. PTY. LIMITED, an Australian entity

9.	Q.E.P. Holding B.V., a Holland entity, which owns 100% of the issued and outstanding shares of stock of the following entity:

(i)	Roberts Holland B.V., which owns 100% of the issued and outstanding shares of stock/units of the following entities:

(a)	Roberts S.A.R.L., a French entity, which owns 100% of the issued and outstanding shares of stock of the following entity:
(i)	Roberts Distribution S.A.R.L., a French entity
(b)	Roberts Germany GmbH, a German entity

10.	Q.E.P. Co. New Zealand Limited, a New Zealand entity

11.	Q.E.P. Co. U.K. Limited, a United Kingdom Company, which owns 100% of the issued and outstanding shares of stock of the following entity:

(i)	Vitrex Limited, a United Kingdom Company, which owns 100% of the issued and outstanding shares of stock of the following entity:
(a)	Roberts U.K., Limited, a United Kingdom entity

12.	Roberts Mexicana, S.A. DE C.V., a Mexican entity

13.	P.R.C.I. SA, a French entity